UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 25, 2021

__________________________________________________________________________
Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
__________________________________________________________________________

Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
__________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2021 (the “Closing Date”), Digital Media Solutions, LLC (“DMS LLC”), as borrower, and Digital Media Solutions Holdings, LLC (“DMSH LLC”), each of which is a subsidiary of Digital Media Solutions, Inc., entered into a new five-year $275 million senior secured credit facility (the “New Credit Facility”), with a syndicate of lenders (the “Lenders”), arranged by Truist Bank and Fifth Third Bank, as joint lead arrangers, and Truist Bank, as administrative agent. Pursuant to the New Credit Facility, the Lenders provided DMS LLC with senior secured term loans in an aggregate principal amount of $225 million (the “New Term Loans”) and a $50 million senior secured revolving credit facility (the “New Revolving Facility”). As of the Closing Date, the New Revolving Facility was undrawn.

The proceeds of the New Term Loans were used to refinance and replace existing indebtedness of DMS LLC as further described in Item 1.02 of this Current Report on Form 8-K. The proceeds of the loans made under the New Revolving Facility may be used for general corporate purposes, including to finance certain permitted acquisitions, permitted investments and capital expenditures. The New Term Loans will mature, and the revolving credit commitments under the New Revolving Facility will terminate, on May 25, 2026.

The New Credit Facility is guaranteed by, and secured by substantially all of the assets of, DMS LLC, DMSH LLC and their material subsidiaries, subject to customary exceptions.

The New Term Loans will be subject to amortization of 1.0% per annum, with a bullet payment at maturity. The New Term Loans are subject to customary mandatory prepayment requirements, including with the net proceeds of certain asset sales and, beginning with the fiscal year ending December 31, 2022, a certain percentage of excess cash flow (as defined in the New Credit Facility) determined based on the first lien net leverage ratio of DMSH LLC and its restricted subsidiaries.

The New Credit Facility contains customary conditions to borrowing, events of default and affirmative and negative covenants, including covenants that restrict our ability to sell assets, make changes to the nature of our business, engage in mergers or acquisitions, incur, assume or permit to exist additional indebtedness and guarantees, create or permit to exist liens, pay dividends, issue equity instruments, make distributions or redeem or repurchase capital stock or make other investments, engage in transactions with affiliates and make payments in respect of subordinated debt. The New Credit Facility also contains a financial covenant limiting the total net leverage of DMSH LLC and its restricted subsidiaries to 5.00x on the last day of each fiscal quarter, with a step down to 4.50x effective for each fiscal quarter ending on or after December 31, 2022.

Borrowings under the New Revolving Facility bear interest, at our option, at either (i) adjusted LIBOR plus 4.25% or (ii) a base rate (which is equal to the highest of (a) Administrative Agent’s prime rate, (b) the federal funds rate, as in effect from time to time, plus 0.50%, (c) one-month LIBOR plus 1.00%, and (d) 1.75% (the “Base Rate”), plus 3.25%. The New Term Loans bear interest at, at our option, at either (i) adjusted LIBOR plus 5.00% or (ii) the Base Rate plus 4.00%. Under the New Revolving Facility, DMS LLC will pay a 0.50% per annum commitment fee in arrears on the undrawn portion of the revolving commitments.

Certain of the lenders and their affiliates have provided from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us for which we have paid, and intend to pay, customary fees.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, DMS LLC terminated the Credit Agreement, dated as of July 3, 2018 (as amended, the “Monroe Facility”), by and among DMS LLC, DMSH LLC, each of their subsidiaries party thereto, various financial institutions party thereto and Monroe Capital Management Advisors, LLC, as administrative agent and lead arranger, and all outstanding amounts thereunder were repaid. The Monroe Facility consisted of term loans in an aggregate principal amount of $205 million and a $15 million revolving credit facility. In connection with the termination and prepayment, DMS LLC paid an early prepayment fee of approximately $174,000.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description

10.1 *
Credit Agreement, dated as of May 25, 2021, by and among Digital Media Solutions, LLC, as borrower, Digital Media Solutions Holding, LLC, the lenders and issuing banks named therein, and Truist Bank, as administrative agent and as collateral agent.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request, provided that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2021

Digital Media Solutions, Inc.

/s/ Vasundara Srenivas
Name:	Vasundara Srenivas
Title:	Chief Financial Officer